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EXHIBIT 10.1

          AMENDMENT TO JANUARY 20, 2005 PROMISSORY NOTE AND REVOLVING
                 LOAN AGREEMENT BETWEEN PIVX SOLUTIONS, INC. AND
                          ROB SHIVELY AND GEOFF SHIVELY

This addendum, effective as of April 3, 2005, modifies the Promissory Note and Revolving Loan Agreement entered into by Rob Shively and Geoff Shively, and PivX Solutions, Inc. ("PivX") on January 20, 2005.

The modifications are intended to change the repayment provisions of the Promissory Note and Revolving Loan Agreement and are as follows:

PivX Solutions will pay to Rob Shively a total of $355,000 at 0% interest for a twenty four month term beginning on May 15, 2005, and the 15th of every month thereafter. Each installment payment will equal $14,792.

PivX Solutions will pay to Geoff Shively a total of $115,000 at 0% interest for a twenty four month term beginning on May 15, 2005, and the 15th of every month thereafter. Each installment payment will equal $4792.

Upon final payment under these revised terms, such debt by PivX Solutions to Rob Shively and Geoff Shively will be fully paid for and discharged.

For consideration of these revised terms, Rob Shively and Geoff Shively acknowledge that no other monies are owed to them by PivX Solutions, Inc., except for $14,331 in expenses incurred by the Shivelys in connection with refurbishment of corporate housing.

Accepted and agreed:

                                            PivX Solutions, Inc.
By: /s/ Rob Shively
    -------------------------------
       Rob Shively

                                            By: /s/ Scott Olson
By: /s/ Geoff Shively                           --------------------------------
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       Geoff Shively
                                            Title: General Counsel and Secretary
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